Exhibit 99.1
PLAYSTUDIOS SECURES EXCLUSIVE RIGHTS TO TETRIS® FRANCHISE FOR MOBILE DEVICES
Accelerates expansion into the casual puzzle genre
Affords the opportunity to enhance the Tetris® franchise with the playAWARDS loyalty program
LAS VEGAS – PLAYSTUDIOS (Nasdaq: MYPS), the developer of the playAWARDS loyalty platform and a suite of free-to-play mobile and social games, today announced it is expanding into the popular puzzle game genre as the exclusive developer and publisher of the iconic Tetris® game franchise for mobile devices. Through a strategic partnership with The Tetris Company and N3TWORK, PLAYSTUDIOS has assumed the exclusive global, multi-title mobile rights (excluding China) for the Tetris game. PLAYSTUDIOS will continue to operate and advance the current Tetris mobile products, while reimagining and eventually launching a new and improved version of the game that incorporates the company’s unique playAWARDS loyalty platform. The design of the new game will draw inspiration from leading casual game formats and embody new features and mechanics that will usher in a new era for Tetris on mobile.
The current Tetris mobile app, which was introduced in early 2020 by N3TWORK, has generated approximately 30 million downloads to date, and has retained millions of active players who will now become part of the PLAYSTUDIOS’ audience network.
“For nearly forty years, Tetris has appealed to a broad, multi-generational audience,” says PLAYSTUDIOS Founder, Chairman, and Chief Executive Officer Andrew Pascal. “Breaking into the puzzle genre with a storied brand like Tetris fits our strategy perfectly. It affords us the opportunity to integrate an iconic game into our playAWARDS loyalty program and drive meaningful growth.”
“Securing the exclusive license fully aligns with our strategic priorities and positions us to accelerate our growth, diversify our portfolio, grow our network of players, and scale our unique playAWARDS platform,” adds PLAYSTUDIOS Executive Vice President, Head of Corporate and Business Development Jason Hahn.
“PLAYSTUDIOS’ expertise in developing and operating compelling and beautifully executed games on top of their unique loyalty marketing platform make them an ideal partner to create a richer, more engaging experience for our loyal Tetris fans, old and new,” says Maya Rogers, President and CEO of Tetris. “We’re confident that PLAYSTUDIOS will be a wonderful steward of our brand.”
Conceived by software engineer Alexey Pajitnov in 1984, Tetris maintains a loyal following of players and is consistently ranked among the best games of all time. More recently it has become a popular game in Apple Arcade. Adding Tetris games to the PLAYSTUDIOS portfolio will introduce millions of its players worldwide to playAWARDS, allowing engaged fans to earn loyalty currency during free gameplay that they can exchange for real-world rewards from more than 275 celebrated entertainment, travel, leisure, and lifestyle brands. In addition, through its relationship with The Tetris Company, PLAYSTUDIOS can tap into the rich collection of Tetris game mechanics and experiences, while having the opportunity to add new features, innovations, and game adaptations to the Tetris ecosystem.
About PLAYSTUDIOS
PLAYSTUDIOS (Nasdaq: MYPS) is the developer and operator of award-winning free-to-play casual games for mobile and social platforms. The company’s collection of original and published titles is powered by its groundbreaking playAWARDS loyalty marketing platform, which enables players to earn real-world rewards from a portfolio of global entertainment, retail, technology, travel, leisure, and gaming brands across 17 countries and four continents. Founded by a team of veteran gaming, hospitality, and technology entrepreneurs, PLAYSTUDIOS brings together beautifully designed mobile gaming content with an innovative loyalty platform in order to provide its players with an unequaled entertainment experience and its partners with actionable business insights. To learn more about PLAYSTUDIOS, visit playstudios.com.

About playAWARDS
Created by award-winning game developer PLAYSTUDIOS, playAWARDS is an innovative, scalable, and cost-efficient loyalty marketing program that connects the world’s leading entertainment, retail, technology, travel, leisure, and gaming companies with a valuable, highly engaged audience of mobile and social gamers. By integrating branded content and promotional offerings into PLAYSTUDIOS’ portfolio of casual, free-to-play mobile apps, playAWARDS keeps its rewards partners top-of-mind while converting entertaining digital impressions into real-world brand engagement. The playAWARDS platform also provides partners with a powerful suite of management and analytics tools that offer deep, actionable insights into audience engagement and program performance.
About The Tetris® Brand
The Tetris® brand is one of the leading and most distinctive video game brands and franchises in the world. Now after more than 35 years, the brand continues to be loved globally by people of all ages and all cultures. Billions of Tetris games are played online every year, and over 590 million Tetris mobile games have been downloaded to date. The Tetris brand’s global licensee network includes major video game publishers, including Nintendo and Sega, as well as many partners in electronics, toys, apparel, lifestyle goods, entertainment and more. Tetris Holding, LLC, is the owner of Tetris rights worldwide, and The Tetris Company, Inc. is its exclusive licensee. For the latest information about the Tetris brand and Tetris products, please visit www.tetris.com. For the latest information about the Tetris brand and Tetris products, please visit www.tetris.com. Become a fan of Tetris on Facebook (www.facebook.com/Tetris) and follow Tetris on Twitter (@Tetris_Official) and Instagram (@Tetris_Official).

PLAYSTUDIOS CONTACTS

Investor Relations
IR@playstudios.com

Media Relations
Amy Rosetti
media@playstudios.com
SOURCE: PLAYSTUDIOS
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the company’s exercise of rights to develop and operate Tetris® games, maintaining the current player base, introducing those players to playAWARDS and acquiring new players. The company’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the ability to recognize the anticipated benefits of the licensed rights to the Tetris® games, (2) costs related to the acquisition of the license rights and the integration of the Tetris® games into the company’s portfolio of games and playAWARDS; (3) the company’s ability to operate the Tetris® games and maintain its players; (4) changes in applicable laws or regulations; (5) general economic, business, and/or competitive factors; and (6) other risks and uncertainties included from time to time in the company’s other filings with the U.S. Securities and Exchange Commission (the “SEC”). Additional information will be made available in other filings that the company makes from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that the company believes to be reasonable as of this date. The company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.